UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 23, 2008

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road

San Jose, California 95120

(Address of principal executive offices) (Zip Code)

(408) 826-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2008, Monolithic Power Systems, Inc. (the “Company”) and Brokaw Interests (“the Landlord”) entered into a lease agreement for the Company’s headquarters located at 6409 Guadalupe Mines Road, San Jose, CA. The lease is for 55,116 square feet. The term shall be for eighty-four (84) months, commencing November 1, 2009 and ending October 31, 2016.

The Company shall pay base monthly rent in accordance with the following schedule:

11/01/09 – 10/31/10:	$82,674.00 per month
11/01/10 – 10/31/11:	$85,981.00 per month
11/01/11 – 10/31/12:	$89,420.00 per month
11/01/12 – 10/31/13:	$92,997.00 per month
11/01/13 – 10/31/14:	$96,717.00 per month
11/01/14 – 10/31/15:	$100,586.00 per month
11/01/15 – 10/31/16:	$104,609.00 per month

The Company will also be responsible for certain building operating expenses and real estate taxes. The lease agreement is attached hereto as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10	Lease Agreement between Monolithic Power Systems, Inc. and Brokaw Interests, dated October 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

10	Lease Agreement between Monolithic Power Systems, Inc. and Brokaw Interests, dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 24, 2008	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)